Exhibit 10.5

CELANESE CORPORATION
2004 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AWARD AGREEMENT, is made effective as of April 23, 2008 (the “Date of Grant”), between Celanese Corporation (the “Company”) and Christopher Jensen (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Award Agreement; and

WHEREAS, the Compensation Committee (the “Committee”) has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.  Definitions.  Whenever the following terms are used in this Award Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Cause:  “Cause” as defined in an employment agreement or change in control agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, “Cause” means (i) the Participant’s willful failure to perform Participant’s duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to the Participant of such failure, (ii) commission of (A) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (B) a crime involving moral turpitude, (iii) Participant’s willful malfeasance or willful misconduct which is demonstrably injurious to the Company, (iv) any act of fraud by the Participant or (v) the Participant’s breach of the provisions of any confidentiality, non-competition or non-solicitation to which the Participant is subject.

(b) Total Disability:  Total Disability shall be determined by regulation of the Committee from time to time in its sole discretion.

(c) Expiration Date:  The tenth anniversary of the Date of Grant.

(d) Good Reason:  “Good Reason” as defined in an employment agreement or change in control agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, “Good Reason” means (i) a substantial diminution in Participant’s position or duties; adverse change in reporting lines, or assignment of duties materially inconsistent with his/her position (other than in connection with an increase in responsibility or a promotion), (ii) any reduction in Participant’s base salary or annual bonus opportunity or (iii) failure of the Company to pay compensation or benefits when due, in each case which is not cured within 30 days following the Company’s receipt of written notice from Participant describing the event constituting Good Reason.

(e) Options:  The Option to purchase Shares granted under this Award Agreement.

(f) Plan:  The Celanese Corporation 2004 Stock Incentive Plan, as amended from time to time.

(g) Shares:  Celanese Series A Common Stock available for grant under the Plan.

(h) Vested Portion:  At any time, the portion of an Option which has become vested, as described in Section 3 of this Award Agreement.

2. Grant of Options.  The Company hereby grants to the Participant the right and option to purchase 40,000 Shares, on the terms and conditions hereinafter set forth. The exercise price of the Shares subject to the Options shall be $44.81 per Share, subject to adjustment as set forth in the Plan (the “Option Price”). The Options are intended to be nonqualified stock options, and are not intended to be treated as incentive stock options that comply with Section 422 of the Code.

3. Vesting of the Options.

(a) In General.  Subject to the Participant’s continued Employment with the Company and its Affiliates, the Option shall vest and become exercisable with respect to fifty percent (50%) of the Shares subject to such Option on each of October 1, 2010 and October 3, 2011.

(b) Change in Control. Notwithstanding the foregoing, upon a Change in Control, the Option shall, to the extent not previously cancelled or expired, immediately become one hundred percent (100%) vested and exercisable.

(c) Termination of Employment.

(i) Other than as described in Sections 3(c)(ii), if the Participant’s Employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested and exercisable, shall expire and be immediately canceled by the Company without consideration.

(ii) Notwithstanding Sections 3(a) and 3(c)(i), in the event that the Participant’s Employment is terminated (A) by the Company without Cause, (B) by the Participant with Good Reason or (C) due to the Participant’s death or Total Disability, to the extent not previously cancelled or expired, the Option shall immediately become vested and exercisable as to the Shares subject to the Option that would have otherwise vested and become exercisable in the calendar year in which such termination of Employment occurs.

4. Exercise of Options.

(a) Period of Exercise.  Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of an Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable only for the period set forth below (and shall expire upon termination of such period):

(i) Termination by the Company Without Cause, Termination by the Participant with Good Reason or Termination Due to Death or Total Disability. If the Participant’s Employment with the Company and its Affiliates is terminated (A) by the Company without Cause, (B) by the Participant with Good Reason or (C) due to the Participant’s death or Total Disability, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of one year following the date of such termination or the Expiration Date.

(ii) Termination by the Participant without Good Reason.  If the Participant’s Employment with the Company and its Affiliates is terminated by the Participant without Good Reason, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of 90 days following the date of such termination or the Expiration Date; and

(iii) Termination by the Company for Cause.  If the Participant’s Employment with the Company and its Affiliates is terminated by the Company for Cause, the Vested Portion of an Option shall immediately terminate in full and cease to be exercisable.

(b) Method of Exercise.

(i) Subject to Section 4(a) of this Award Agreement, the Vested Portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and, other than as described in clause (C) of the following sentence, shall be accompanied by payment in full of the aggregate Option Price in respect of such Shares. Payment of the aggregate Option Price may be made (A) in cash, or its equivalent (e.g., a check), (B) by transferring to the Company Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (C) if there is a public market for the Shares at the time of payment, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the aggregate Option Price or (D) by a combination of (A) and (B) above or such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares or otherwise completed the exercise transaction as described in the preceding sentence and, if applicable, has satisfied any other conditions imposed pursuant to this Award Agreement.

(ii) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be required by such laws, rulings or regulations.

(iii) Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any reasonable delays in issuing the certificates to the Participant or any loss by the Participant of the certificates.

(iv) In the event of the Participant’s death, the Vested Portion of an Option shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Award Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5.  Adjustments.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or in the event of any distribution to shareholders of Shares (other than regular cash dividends) or any transaction similar to the foregoing or the issuance of equity (or rights to acquire equity) for consideration less than Fair Market Value (other than equity-based compensation or the conversion of preferred shares of the Company to Shares), the Committee in its sole discretion and without liability to any person may, subject to the requirements of Treasury Regulation Section 1.409A-1(b)(5)(D) or (H), as applicable, make such substitution or adjustment, if any, as it deems to be equitable, to the Option; provided, that in the event of an extraordinary dividend or similar extraordinary distribution, in lieu of any other adjustment or substitution, the Participant shall be entitled to receive, with respect to each Share subject to the Vested Portion of the Option as of such distribution, an amount equal to such extraordinary dividend or distribution paid with respect to a Share (whether paid in cash or otherwise), such amount to be paid when such distribution is paid to shareholders of the Company (but in no event later than 2 1/2 months after the extraordinary dividend or similar extraordinary distribution is declared by the Company) .

6.  No Right to Continued Employment.  Neither the Plan nor this Award Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or its Affiliate may at any time terminate the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Award Agreement, except as otherwise expressly provided herein.

7.  Legend on Certificates.  The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.  Transferability.  Unless otherwise determined by the Committee, an Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, an Option is exercisable only by the Participant.

9.  Withholding.  The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

10.  Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

11.  Notices.  Any notice under this Award Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive office of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.  Governing Law.  This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13. Options Subject to Plan and Stockholders Award Agreement.   By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Options and the Shares received upon exercise of the Options are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.  Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.  Validity of Agreement.  This Award Agreement shall be valid, binding and effective upon the Company on the Date of Grant. However, the Options contained in this Award Agreement shall be forfeited by the Participant and this Award Agreement shall have no force and effect if it is not duly executed (as outlined in Section 14) by the Participant within forty-five (45) days of the Date of Grant.

This Nonqualified Stock Option Award Agreement dated April 23, 2008 has been delivered to Participant pursuant to such action approved by the Committee on the Grant Date and can be accepted only by the signature of the Participant and timely delivery thereof to the Company in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, this Award Agreement has been executed and delivered by the parties hereto.

CELANESE CORPORATION

By:	/s/ David N. Weidman
Name:     David N. Weidman

Title:	Chairman and Chief Executive Officer

Date: May 7, 2008

ACCEPTED AND AGREED                PARTICIPANT

By:	/s/ Christopher Jensen
Name:     Christopher Jensen

Title:	Vice President, Finance and Treasurer
Employee ID: [Redacted]

Date: May 9, 2008